UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2003

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Announces Increased Credit Facility

LabOne, Inc. (Nasdaq: LABS), announced today that it has added three new banks to its lender group and has increased commitments under its revolving credit facility from $100 million to $150 million. The credit facility, which is co-led by J.P. Morgan Securities Inc. and Wachovia Securities, Inc., includes commitments from Bank of America, N.A., U.S. Bank, N.A., Wells Fargo Bank, N.A., Citibank, N.A., National City Bank of Kentucky, Commerce Bank, N.A. and The Northern Trust Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: December 11, 2003	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer